Filed Pursuant to Rule 433 of the

Securities Act of 1933, as amended

Registration Statement Nos. 333-198986 and 333-196437

Free Writing Prospectus dated November 6, 2014

Alshon Jeffery Brand Preview Video

Sometimes when people say you can’t do it,

you believe it.

I come from a small town—St. Matthews, South Carolina.

But when you work hard, you can overcome obstacles.

My goal is to help people break out and achieve.

I’m here to show you,

no matter how small you start,

it doesn’t mean you can’t make it big.